As filed with the Securities and Exchange Commission on March 31, 2004

                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ______________________________


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         ______________________________


                              ENGELHARD CORPORATION
             (Exact name of registrant as specified in its charter)

      Delaware                                     22-1586002
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                Identification Number)



                                 101 Wood Avenue
                            Iselin, New Jersey 08830
                                 (732) 205-5000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         _______________________________


                             Arthur A. Dornbusch, II
                Vice President and General Counsel and Secretary
                              Engelhard Corporation
                                 101 Wood Avenue
                            Iselin, New Jersey 08830
                                 (732) 205-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                       __________________________________


                                   Copies to:
                              James J. Clark, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000


                      ____________________________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     /  /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                              ____________________

                         CALCULATION OF REGISTRATION FEE

===================================== ====================== ======================= ====================== ==================
                                                                    Proposed               Proposed
                                                                    maximum                 maximum
Title of each class of                    Amount to be           offering price       aggregate offering        Amount of
securities to be registered              registered (1)           per unit (2)             price (3)        registration fee
                                                                                                                   (4)
Debt Securities................           $ 450,000,000               --                 $ 450,000,000
Common Stock (par value                        --                     --                      --
$1.00 per share)...............
===================================== ====================== ======================= ====================== ==================
    Total......................           $450,000,000                --                 $450,000,000            $12,765
===================================== ====================== ======================= ====================== ==================

     (1) There is being registered hereunder up to $450,000,000 aggregate initial offering price of Debt Securities or the equivalent thereof in one or more foreign or composite currencies (which may be senior or subordinated). There is also being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion or redemption of certain Debt Securities registered hereby.

     (2) The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

     (3) Estimated solely for purposes of computing the registration fee. No separate consideration will be received for shares of Common Stock issued upon conversion or redemption of Debt Securities.

     (4) Calculated pursuant to Rule 457(o). Pursuant to Rule 457(p), this fee has been reduced by the registration fee of $44,250 previously paid with respect to $150,000,000 of securities of the registrant covered by registration statement No. 333-59719 filed with the Commission on July 23, 1998, which fee is being carried over to this registration statement.

================================================================================

PROSPECTUS
Subject to Completion, March 31, 2004

                                  $450,000,000

                              ENGELHARD CORPORATION

                                 DEBT SECURITIES

                                 _______________

     We may offer, from time to time, in one or more series, our unsecured senior debt securities (the "Senior Debt Securities") and our unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). The Debt Securities may be redeemable for, exchangeable or convertible into shares of Common Stock, par value $1.00 per share ("Common Stock"), and, to the extent applicable, references herein to the Debt Securities also include a reference to Common Stock issuable upon any such redemption, conversion or exchange. The Debt Securities will have a maximum aggregate offering price of $450,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and will be offered on terms to be determined by market conditions at the time of sale. The Debt Securities may be offered separately or together, in separate series, in amounts and at prices and on terms to be set forth in an accompanying prospectus supplement (a "prospectus supplement"). In addition, the specific terms of the Debt Securities with respect to which this prospectus is being delivered, and whether such Debt Securities will be listed on a national securities exchange, will be set forth in an accompanying prospectus supplement.

     The Senior Debt Securities, if issued, will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness, and the Subordinated Debt Securities, if issued, will be unsecured and subordinated to all of our present and future Senior Indebtedness (as defined). See "Description of Securities."

                                 _______________

    These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is criminal offense.


                                 _______________

     The Debt Securities may be sold directly, through agents from time to time or through underwriters and/or dealers. If any agent of Engelhard or any underwriter is involved in the sale of the Debt Securities, the name of such agent or underwriter and any applicable commission or discount will be set forth in an accompanying prospectus supplement. See "Plan of Distribution."

                                 _______________

                    THE DATE OF THIS PROSPECTUS IS      , 2004.

                                TABLE OF CONTENTS


THE COMPANY.........................................................2
USE OF PROCEEDS.....................................................2
RATIO OF EARNINGS TO FIXED CHARGES..................................2
DESCRIPTION OF SECURITIES...........................................2
DESCRIPTION OF CAPITAL STOCK........................................2
PLAN OF DISTRIBUTION................................................2
AVAILABLE INFORMATION..............................................18
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................18
LEGAL MATTERS.......................................................2
EXPERTS.............................................................2

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any underwriter, dealer, or agent. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy Debt Securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation.

                                   THE COMPANY


     Engelhard develops, manufactures and markets value-adding technologies based on surface and materials science for a wide spectrum of industrial customers. We also provide our technology segments, their customers and others with precious and base metals and related services.

     We employed approximately 6,480 people as of January 1, 2004 and operate on a worldwide basis with corporate headquarters in the United States, and manufacturing facilities, mineral reserves and other operations in Asia, the European community, North America, the Russian Federation, South Africa and Brazil.

     Our businesses are organized into four reportable segments -- Environmental Technologies, Process Technologies, Appearance and Performance Technologies and Materials Services.

Environmental Technologies

     The Environmental Technologies segment markets cost-effective compliance with environmental regulations, enabled by sophisticated emission-control technologies and systems. The segment also provides high-value material products made principally from platinum group metals, as well as thermal spray and coating technologies.

     Environmental catalysts are used in applications such as the abatement of carbon monoxide, oxides of nitrogen and hydrocarbon emissions from gasoline, diesel and alternate-fueled vehicles. These catalysts also are used to remove odors, fumes and pollutants associated with a variety of process industries, co-generation and gas-turbine power generation, household appliances and lawn and garden power tools.

Process Technologies

     The Process Technologies segment enables customers to make their processes more productive, efficient, environmentally sound and safer through the supply of advanced chemical-process catalysts, additives and sorbents.

     Process Technologies' chemical-process catalysts are used in the manufacture of a variety of products and intermediates made by chemical, petrochemical, pharmaceutical and agricultural chemical producers. In addition, they are used in the production of polypropylene which is used in a wide range of products, including food packaging, carpets, toys and automobile bumpers. Sorbents are used to purify and decolorize naturally occurring fats and oils for the manufacture of shortenings, margarines and cooking oils. Petroleum catalysts and additives are used by refiners to provide economies in petroleum processing and to meet increasingly stringent fuel-quality requirements. The segment's catalyst products are based on our proprietary technology and often are application-specific.

Appearance and Performance Technologies

     The Appearance and Performance Technologies segment provides pigments, effect materials and performance additives that enable our customers to market enhanced image and functionality in their products. This segment serves a broad array of end markets including coatings, plastics, cosmetics, automotive, construction and paper. The segment's products help customers improve the look, performance and overall cost of their products. This segment is also the internal supply source of precursors for some of our advanced refining-process catalysts.

     The segment's principal products include special-effect materials and films, color pigments and dispersions, paper pigments and extenders and specialty performance additives. The segment's special-effect pigments provide a range of aesthetic effects in coatings, personal care and cosmetics products, packaging, plastics, inks, glitter, gift wrap, textiles and other applications. Color pigments include a broad range of organic and inorganic products, dispersions and universal colorants that impart color to automotive finishes, coatings, plastics and inks. Paper pigments are used as coating and extender pigments to improve the opacity, brightness, gloss and printability of coated and uncoated papers. Specialty performance additives are used to improve the functionality, appearance and value of liquid and powder coatings, plastics, rubber, adhesives, inks, concrete and cosmetics. Iridescent and specialty films are used to visually enhance a variety of products in such applications as product packaging, labels, glitter, gift wrap and textiles.

Materials Services

     The Materials Services segment serves our technology segments, their customers and others with precious and base metals and related services. This is a distribution and materials services business that purchases and sells precious metals, base metals and related products and services. It does so under a variety of pricing and delivery arrangements structured to meet the logistical, financial and price-risk management requirements of our company, our customers and suppliers. Additionally, it offers the related services of precious-metal refining and storage and produces precious-metal salts and solutions.

     The Materials Services segment is responsible for procuring precious and base metals to meet the requirements of our operations and our customers. Supplies of newly mined platinum group metals are obtained primarily from South Africa and the Russian Federation, and to a lesser extent, from the United States and Canada, the only four regions that are known significant sources. Most of these platinum group metals are obtained pursuant to a number of contractual arrangements with different durations and terms. Gold, silver and base metals are purchased from various sources. In addition, in the normal course of business, certain customers and suppliers deposit significant quantities of precious metals with us under a variety of arrangements. Equivalent quantities of precious metals are returnable as product or in other forms.

                                 _______________

     Engelhard was formed under the laws of Delaware in 1938. Our address is 101 Wood Avenue, Iselin, New Jersey 08830, and our telephone number is (732) 205-5000. Unless otherwise indicated or the context otherwise requires, all references to "Engelhard," the "Company" "we," "us" and "our" herein shall be deemed to refer to Engelhard Corporation and its consolidated subsidiaries.

                                 USE OF PROCEEDS

     Except as otherwise described in the accompanying prospectus supplement, we will use the net proceeds from the sale of the Debt Securities for general corporate purposes, which may include the reduction of outstanding indebtedness, working capital increases, capital expenditures and acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the periods indicated. In the calculation of our ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) and "fixed charges" consist of interest expense, including the interest portion of rental obligations deemed representative of the interest factor.

                             Year Ended December 31,

         2003                    2002                   2001                   2000                   1999
         7.71                    6.30                   5.72                   3.86                   4.40

                            DESCRIPTION OF SECURITIES

     Senior Debt Securities may be issued from time to time in one or more series under an indenture (the "Senior Indenture"), between us and The Chase Manhattan Bank (the "Senior Trustee"). The Senior Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Subordinated Indenture") between us and a trustee to be identified in the applicable prospectus supplement (the "Subordinated Trustee"). The Subordinated Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Trustees." The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not purport to be complete and are qualified in their entirety by reference to the Indentures, including the definitions therein of certain terms, copies of which are included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Capitalized terms used herein and not defined shall have the meanings assigned to them in the relevant Indenture. The particular terms of the Debt Securities and any variations from such general provisions applicable to any series of Debt Securities will be set forth in the prospectus supplement with respect to such series.

General

     Each Indenture provides for the issuance of Debt Securities in one or more series with the same or various maturities at par or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities ("Discounted Securities") will be described in the prospectus supplement relating thereto. Neither Indenture limits the amount of Debt Securities that can be issued thereunder. Reference is made to the prospectus supplement for the following terms, if applicable, of the Debt Securities offered thereby: (1) the designation, aggregate principal amount, currency or composite currency and denominations; (2) the price at which such Debt Securities will be issued; (3) any index, formula or other method used for determining amounts of principal or interest payable on the Debt Securities; (4) the maturity date and other dates, if any, on which principal will be payable;
(5) the interest rate or rates (which may be fixed or variable), if any, and the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; (6) the manner of paying principal or interest; (7) the place or places where principal and interest will be payable; (8) the terms of any mandatory or optional redemption by us; (9) the terms of any repayment at the option of holders; (10) whether such Debt Securities are to be issuable as registered Debt Securities, bearer Debt Securities, or both, and whether and upon what terms registered Debt Securities may be exchanged for bearer Debt Securities and vice versa; (11) whether such Debt Securities are to be represented in whole or in part by a Debt Security in global form and, if so, the identity of the depositary ("Depositary") for any global Debt Security; (12) any tax indemnity provisions;
(13) if the Debt Securities provide that payments of principal or interest may be made in a currency other than that in which Debt Securities are denominated, the manner for determining such payments; (14) the portion of principal payable upon acceleration of a Discounted Security; (15) whether and upon what terms Debt Securities may be defeased, (16) any events of default or restrictive covenants in addition to or in lieu of those set forth in the applicable Indenture; (17) provisions for electronic issuance of Debt Securities or for Debt Securities in uncertificated form; (18) the terms, if any, upon which the Debt Securities will be convertible into or exchangeable for our Common Stock; and (19) any additional provisions or other terms not inconsistent with the provisions of the applicable Indenture, including any terms that may be required or advisable under United States or other applicable laws or regulations or advisable in connection with the marketing of the Debt Securities.

Ranking of Debt Securities

     The Senior Debt Securities will be unsecured and will rank equally and ratably with our other unsecured and unsubordinated debt. The Subordinated Debt Securities will be subordinate in right of payment to all of our Senior Indebtedness. Our "Senior Indebtedness" is defined to mean the principal of (and premium, if any) and interest on (a) any and all indebtedness and obligations of us (including indebtedness of others guaranteed by us), whether or not contingent and whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which (i) are for money borrowed; (ii) are evidenced by any bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any property, business, or asset of any kind; (iv) are obligations of us as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles; (v) are reimbursement obligations of us with respect to letters of credit; and (b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) Subordinated Debt Securities; (ii) any indebtedness or obligation of us which, by its express terms or the express terms of the instrument creating or evidencing it, is not superior in right of payment to the Subordinated Debt Securities; or (iii) any indebtedness or obligation incurred by us in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable. The Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness which may be hereafter incurred by us. In the event of any default in the payment of the principal of, or interest on, any Senior Indebtedness in an aggregate principal amount of at least $50,000,000 or any default permitting the acceleration of Senior Indebtedness in an aggregate amount of at least $50,000,000 where notice of such default has been given to us, no payment with respect to the principal of or interest on the Subordinated Debt Securities will be made by us unless and until such default has been cured or waived. Upon any payment or distribution of our assets to our creditors in a liquidation or dissolution of us, or in a reorganization, bankruptcy, insolvency, receivership or similar proceeding relating to us or our property, whether voluntary or involuntary, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Subordinated Debt Securities will be entitled to receive any payment upon the principal of or premium, if any, or interest on the Subordinated Debt Securities. By reason of such subordination, in the event of our insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the Subordinated Debt Securities may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any Event of Default in respect of the Subordinated Debt Securities.

Covenants

     The Senior Indenture contains, among others, the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the prospectus supplement.

     Limitations on Liens and Encumbrances. We covenant that we will not nor will we permit any Subsidiary, directly or indirectly, to incur or create any Lien on any property, assets or stock now owned or hereafter acquired by us or any of our Subsidiaries without equally and ratably securing all series of Senior Debt Securities then outstanding with the indebtedness secured by such Lien, other than: (a) Liens for taxes or assessments and similar charges either
(i) not delinquent or (ii) being contested in good faith by appropriate proceedings and as to which we or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves; (b) Liens incurred or pledges and deposits made in connection with workmen's compensation, unemployment insurance, old-age pensions and social security benefits or securing the performance of bids, tenders, leases, contracts (other than for obligations incurred in connection with the borrowing of money or the obtaining of advances or credit), and statutory obligations of like nature, incurred as an incident to and in the ordinary course of business; (c) materialmen's, mechanics', repairmen's, employees', operators' or other similar Liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of any property of us or any Subsidiary which have not at the time been filed pursuant to law and any such Liens and charges incidental to construction, maintenance or operation of any property of us or any Subsidiary, which, although filed, relate to obligations not yet due or the payment of which is being withheld as provided by law, or to obligations the validity of which is being contested in good faith by appropriate proceedings; (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of the leased property, with or without consent of the lessee), which will not individually or in the aggregate interfere materially with the use or operation by us or any Subsidiary of the property affected thereby for the purposes for which such property was acquired or is held by us or any Subsidiary; (e) Liens created by or resulting from any litigation or proceeding which is being contested in good faith by appropriate proceedings and as to which levy and execution have been stayed and continue to be stayed; (f) Liens consisting of repurchase agreements, swaps or other obligations entered into in the ordinary course of business relating to precious metals purchased, borrowed or otherwise held by us or any Subsidiary; (g) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of the property or assets subject thereto or materially impair the use thereof in the operation of its business; (h) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to us or another Subsidiary; (i) Liens arising in connection with letter of credit trade transactions, provided that we or our Subsidiary, as the case may be, discharge within 60 days our or its obligation to pay the indebtedness to banks arising from payments made by such banks under such letters of credit; and (j) other Liens, provided that the aggregate of all properties and assets of us and the Subsidiaries which are subject to or affected by such Liens and which would properly be classified as assets on a consolidated balance sheet prepared in accordance with generally accepted accounting principles as in effect on the date of the Senior Indenture (including all leases (other than leases of office space and leases of research and development facilities, if any) that would be required to be reflected as capital leases pursuant to such principles) does not at any time have a value on the books of us and our Subsidiaries in excess of 25% of the Consolidated Tangible Net Worth of us and our Subsidiaries calculated for the quarter most recently ended.

     Limitations on Sale and Leaseback Transactions. We covenant that we will not, and will not permit any Significant Subsidiary to, directly or indirectly, sell or transfer (other than to us or a Significant Subsidiary) any Principal Property with the intention that we or any Significant Subsidiary take back a lease thereof which (i) has a term of more than three years or (ii) is renewable at the option of us or such Significant Subsidiary for an aggregate period or periods of more than three years from the date of commencement thereof unless
(a) we promptly give notice thereof to the Senior Trustee, and either (b) the Principal Property owned by us or a Significant Subsidiary immediately prior to such sale could have been subjected to a Lien to secure indebtedness without being required to equally and ratably secure Senior Debt Securities pursuant to the limitations described under "Limitations on Liens and Encumbrances" or (c) the net proceeds of such sale are applied within 270 days either before or after the effective date of any such transaction (i) to the retirement of indebtedness of us or any Subsidiary (other than securities of any series at the time outstanding) or (ii) to the redemption of Senior Debt Securities of any series at the time outstanding, if permissible under the Indenture and the terms of Securities of such series, at a redemption price equal to the principal amount thereof plus the then applicable premium, if any, together with accrued interest, if any, or (iii) to the purchase of property, securities or other assets having a value at least equal to the net proceeds of such sale, or (d) we shall deliver to the Senior Trustee for cancellation Senior Debt Securities of any series at the time outstanding in an aggregate principal amount at least equal to the net proceeds of such sale (less any amounts applied in accordance with clause (c)).

     Certain Definitions. The term "Consolidated Tangible Net Worth" means the excess of (i) the consolidated net book value of the assets of us and our Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with generally accepted accounting principles as in effect on the date of the Senior Indenture) after all appropriate deductions in accordance with generally accepted accounting principles as in effect on the date of the Senior Indenture (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus the amount, if any, by which the market value of precious metals inventories and investments exceeds the carrying value of those metals on our consolidated books of account over (ii) the consolidated liabilities (including tax and other proper accruals but excluding the accumulated postretirement benefit obligation resulting from the application of the provisions of FAS No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions") of us and our Subsidiaries, in each case computed and consolidated in accordance with generally accepted accounting principles as in effect on the date of the Senior Indenture. The term "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction), but in no event shall "Lien" include any defeasance pursuant to Article 8 of the Senior Indenture. The term "Principal Property" means, with certain exceptions, any manufacturing plant or warehouse owned at the date hereof or hereafter acquired by us or any Significant Subsidiary which is located within the United States and the gross book value of which (before deduction of any applicable depreciation reserves) is in excess of 5% of our Consolidated Tangible Net Worth. The term "Significant Subsidiary" shall have the meaning assigned to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended. The term "Subsidiary" means any corporation, association or other business entity, a majority (by number of votes) of the voting stock or control of which is at the time owned or controlled by us or another Subsidiary of us.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, the Depositary identified in the prospectus supplement relating to such series. Global Securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for Debt Securities in permanent form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to Debt Securities of a series will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("Participants"). The accounts to be credited shall be designated by the underwriters of such Debt Securities, by certain of our agents or by us, if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary with respect to Participants' beneficial interests. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such ownership limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the holder of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

     Principal, premium, if any, and interest payments on Debt Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered holder of the Global Security representing such Debt Securities. We expect that the Depositary for Debt Securities of a series, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Security, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Security as shown on the records of such Depositary. We also expect that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants. None of us, the Trustee for such Debt Securities or any paying agent or any registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as a Depositary and a successor Depositary is not appointed by us within 90 days, we will issue Debt Securities of such series in definitive form in exchange for the Global Security or Debt Securities representing the Debt Securities of such series represented by one or more Global Securities.

Interest and Foreign Currency

     Principal, premium, if any, and interest will be payable, and the Debt Securities will be transferable, in the manner described in the prospectus supplement relating to such Debt Securities. If the principal of, or premium, if any, or any interest on, any of the Debt Securities is payable in any foreign or composite currency, the restrictions, elections, tax consequences, specific terms and other information with respect to such Debt Securities and such foreign or composite currency will be specified in the applicable prospectus supplement.

Consolidation, Merger, Sale or Conveyance

     The Indentures provide that we may not consolidate with or merge into any other person or transfer all or substantially all of our assets to any person, unless (i) the person is organized under the laws of the United States or a State thereof; (ii) the person assumes by supplemental indenture all of our obligations under the applicable Indenture and the Debt Securities and any coupons issued under such Indenture; (iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or passage of time would become an Event of Default, exists; and (iv) if, as a result of any such transaction, any of our property or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Senior Indenture, then we or such person, as the case may be, secures the Senior Debt Securities equally and ratably with or prior to all obligations secured by such Lien. The successor shall be substituted for us and thereafter all or our obligations under the applicable Indenture and the Debt Securities issued under such Indenture shall terminate.

Events of Default

     The following shall constitute Events of Default with respect to Debt Securities of any series: (i) default for a period of 30 days in payment of any interest on the Debt Securities of that series when due; (ii) default in payment of principal of (or premium, if any, on) the Debt Securities of that series when due (whether at maturity, upon redemption or otherwise or in the making of any required sinking fund payment); (iii) default in performance of any other covenant, condition or agreement in the Debt Securities of that series or in the applicable Indenture continued for 60 days after written notice as provided in the Indenture; (iv) a default under any instrument or other evidence of indebtedness for money borrowed by us (including a default with respect to Debt Securities of any series other than that series) or under any instrument (including the applicable Indenture) under which there may be issued or by which there may be evidenced or secured any indebtedness for money borrowed by us, which default shall involve an amount in excess of $50,000,000 and shall constitute a failure to pay such indebtedness when due and payable after the expiration of any grace period and shall have resulted in the acceleration of such indebtedness, if such accelerated indebtedness is not discharged, or such acceleration is not annulled, within 30 days after written notice as provided in the Indenture; and (v) certain events of bankruptcy, insolvency or reorganization.

     If an Event of Default with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal and accrued interest of all of the Debt Securities of that series to be due and payable immediately.

     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a default, give to holders of the Debt Securities of the series with respect to which a default has occurred notice of all uncured defaults known to it; but, except in the case of a default in the payment of principal or interest on Debt Securities of that series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders.

     Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities of the series with respect to which a default has occurred before proceeding to exercise any right or power under such Indenture at the request of such holders. Subject to such right of indemnification, each Indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to such series.

     We will be required to furnish to the Trustee annually a statement as to the fulfillment by us of all of our obligations under the applicable Indenture.

Modification of Indentures

     Unless the resolution establishing the terms of a series otherwise provides, the applicable Indenture and the Debt Securities of any series may be amended and any default may be waived as follows: the Debt Securities and the applicable Indenture may be amended with the consent of holders of a majority in principal amount of the Debt Securities of all series affected voting as one class. A default with respect to the Debt Securities of a series may be waived with the consent of the holders of a majority in principal amount of the Debt Securities of such series. However, without the consent of each holder affected, no amendment or waiver may (1) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver, (2) reduce the interest on or change the time for payment of interest on any Debt Security, (3) change the fixed maturity of any Debt Security, (4) reduce the principal of any non-Discounted Security or reduce the amount of principal of any Discounted Security that would be due on acceleration thereof, (5) change the currency in which principal or interest on a Debt Security is payable, (6) waive any default in payment of interest on or principal of a Debt Security or (7) change certain provisions of the applicable Indenture regarding waiver of past defaults and amendments with the consent of holders other than to increase the principal amount of Debt Securities required to consent. Without the consent of any holder, the applicable Indenture or the Debt Securities may be amended to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption of our obligations to holders in the event of a merger or consolidation requiring such assumption; to provide that specific provisions in the applicable Indenture not apply to a series of Debt Securities not previously issued; to create a series and establish its terms; to provide for a separate Trustee for one or more series; or to make any change that does not materially adversely affect the rights of any holder.

Defeasance

     Debt Securities of a series may be defeased in accordance with their terms and, unless the resolution establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations with respect to the defeasance trust, bearer securities, securityholder lists, compensation and indemnity and replacement of the Trustee and obligations to register the transfer or exchange of a Debt Security, to replace destroyed, lost or stolen Debt Securities and to maintain agencies in respect of the Debt Securities) with respect to the Debt Securities of a series and the applicable Indenture ("legal defeasance"). We at any time may terminate our obligations with respect to the Debt Securities of a series under the covenants described under "Covenants" ("covenant defeasance").

     We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, the Debt Securities of a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, the Debt Securities of a series may not be accelerated as a result of noncompliance with the covenants described under "Covenants."

     To exercise either option as to the Debt Securities of a series, we must irrevocably deposit in the trust (the "defeasance trust") with the applicable Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Debt Securities of the series to redemption or maturity and must comply with certain other conditions. In particular, if the defeasance occurs more than twelve months prior to the earlier of the maturity or the date fixed for redemption of the series to be defeased, we must obtain an opinion of tax counsel that the defeasance will not result in recognition for Federal income tax purposes of any gain or loss to holders of the Debt Securities of the series. "U.S. Government Obligations" are direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the issuer's option, or certificates representing an ownership interest in such obligations.

Conversion Rights of Debt Securities

     If so indicated in the applicable prospectus supplement with respect to a particular series of Debt Securities, holders of such series of Debt Securities will be entitled, at any time prior to the date set forth in the prospectus supplement relating to such series, subject to prior redemption, to convert such Debt Securities or portions thereof

(which are $1,000 or integral multiples thereof) into or for our Common Stock, at the conversion rate stated in the prospectus supplement, subject to adjustment as described below or in the applicable prospectus supplement. The right to convert Debt Securities called for redemption will terminate at the close of business on the redemption date, and will be lost if not exercised prior to that time unless we default in making the payments due upon redemption.

     To convert a Debt Security, a holder must (i) complete and manually sign the conversion notice (the "Conversion Notice") on the back of the Debt Security (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose,
(ii) surrender the Debt Security to the Conversion Agent or at such other office or agency by physical delivery, (iii) if required, furnish appropriate endorsements and transfer documents, and (iv) if required, pay all transfer or similar taxes. The date by which such notice shall have been received and the Debt Security shall have been so surrendered to the Conversion Agent is the Conversion Date. Such Conversion Notice shall be irrevocable and may not be withdrawn by a holder for any reason.

     Unless otherwise provided in the applicable prospectus supplement, the conversion rate is subject to adjustment upon the occurrence of certain events, including the issuance of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and certain reclassifications of Common Stock; the issuance to all holders of Common Stock of shares or certain rights or warrants to subscribe for shares of Common Stock at less than the then current market price per share; and the distribution to all holders of Common Stock of any assets (other than cash dividends paid out of retained earnings) or debt securities or any rights or warrants to purchase assets or debt securities. We may also increase the conversion rate at any time, temporarily or otherwise, by any amount so long as the conversion rate does not cause Common Stock to be issued at less than its par value.

     No adjustment in the conversion rate will be required unless such adjustment would require a change of at least 1% of the conversion rate then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     If any Debt Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Debt Security must be accompanied by funds equal to the interest payable on such next succeeding interest payment date on the principal amount so converted (unless such Debt Security shall have been called for redemption during such period, in which case no such payment shall be required), and the interest on the principal amount of the Debt Security being converted will be paid on such next succeeding interest payment date to the registered holder of such Debt Security on the immediately preceding record date. A Debt Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Debt Security being converted will be paid on such interest payment date to the registered holder of such Debt Security on the immediately preceding record date, except as otherwise provided above. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Debt Security or for dividends on the Common Stock issued on conversion.

Governing Law

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

                          DESCRIPTION OF CAPITAL STOCK

General

     We are authorized to issue 350,000,000 shares of Common Stock, par value $1.00 per share, and 5,000,000 shares of Preferred Stock, without par value. All outstanding shares of Common Stock are fully paid and non-assessable. As of March 8, 2004, there were 124,546,751 shares of Common Stock outstanding.

Common Stock

     Subject to the rights of the holders of Preferred Stock, the holders of our Common Stock are entitled to receive dividends from funds legally available therefor when, as and if declared by the board of directors, and are entitled upon liquidation to share ratably in all assets of Engelhard after satisfaction in full of the prior rights of our creditors and holders of any Preferred Stock.

     The holders of the Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights, any preferential or preemptive right with respect to any of our securities or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

     The Common Stock is listed on the following stock exchanges: New York, Chicago (options), London, Zurich, Basel and Geneva. The transfer agent for the Common Stock is Chase Mellon Shareholder Services L.L.C.

Preferred Stock

     We are authorized to issue 5,000,000 shares of Preferred Stock which may be issued from time to time in one or more series with such rights, preferences and limitations as are determined by our board of directors. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment before any payment is made to holders of Common Stock in the event of any liquidation, dissolution or winding-up of Engelhard. As of the date of this prospectus, no shares of Preferred Stock are issued or outstanding.

Supermajority Voting Requirements and Classified board of directors

     Our Restated Certificate of Incorporation provides that, in order to approve a merger or consolidation with or into, or a sale or other transfer of all or a portion of the assets of Engelhard other than in the ordinary course of business to, or the issuance or transfer of voting securities of Engelhard as part of an exchange or acquisition of the securities or assets (including cash) of, any entity which is the beneficial owner of 5% or more of our outstanding shares entitled to vote in the election of directors, the affirmative vote of not less than 80% of the outstanding shares of Common Stock (including at least 50% of the outstanding shares of Common Stock held by stockholders other than such 5% beneficial owner) is required. The foregoing provision would not be applicable if the proposed transaction was approved by a majority of our board of directors who had been duly elected and acting as members of the board prior to the time such 5% beneficial owner became the beneficial owner of 5% or more of our outstanding shares.

     Our Restated Certificate of Incorporation also provides for a classified board of directors divided into three classes. All classes shall be as nearly equal in number as possible and no class shall include less than two directors, with one class of directors to be elected each year for a three-year term.

     Neither provision described in the foregoing paragraphs can be amended without the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock (including at least 50% of the outstanding shares of Common Stock held by stockholders other than a 5% beneficial owner).

     We believe that the classified board and such 80% voting requirements are desirable to assure continuity in board membership and in policy formulated by the board. Such provisions will serve to moderate the pace of any change in control of Engelhard by extending the time required to elect a majority of the directors and will better enable the board to protect the interests of shareholders in the event that any person or corporation should attempt to obtain control of Engelhard.

     It is recognized, however, that the effect of such provisions is to make it more difficult to change directors even should this be desired by a majority of our stockholders, and may be to render more difficult or to discourage a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of Engelhard securities.

     The aforementioned 80% voting requirement for approval of specified transactions with 5% beneficial owners, absent board approval, provides the board and minority stockholders with a veto power over such transactions. Such provision would be beneficial to company management when confronted with a hostile tender offer and may deter such offers, thus depriving a stockholder of the opportunity to dispose of his or her shares to a hostile tender offeror at a price substantially in excess of market value. The deterrence of such offers also has the effect of supporting existing management in its present position.

Directors' Liability

     Our Restated Certificate of Incorporation, as amended, provide that, to the fullest extent permitted by Delaware law ("DGCL"), no director of Engelhard will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Engelhard or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of such provisions in the Restated Certificate of Incorporation will be to eliminate the rights of Engelhard and our stockholders (including through stockholders' derivative suits on behalf of Engelhard) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above.

     Our By-Laws, as amended, provide that each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Engelhard or is or was serving at the request of Engelhard as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL. This right to indemnification shall also include the right to be paid by us the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. This right to indemnification shall be a contract right. We may, by action of our board, provide indemnification to such of our employees and agents to such extent and to such effect as our board determines to be appropriate and authorized by the DGCL.

                              PLAN OF DISTRIBUTION

     We may sell the Debt Securities (i) through underwriters or dealers; (ii) through agents; (iii) directly to purchasers; or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The prospectus supplement relating to any offering of Debt Securities will set forth their offering terms, including the name or names of any underwriters, the purchase price of the Debt Securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters' compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities may be listed.

     If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered Debt Securities, if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the accompanying prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

     If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Debt Securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the accompanying prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution by us to payments they may be required to make in respect thereof.

     Certain of the underwriters, agents or dealers and their associates may be customers of, or engage in transactions with and perform services for, us in the ordinary course of business.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission relating to our business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our Common Stock is listed on the New York Stock Exchange and such material can also be inspected at the office of such exchange at 20 Broad Street, New York, New York 10005.

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Debt Securities covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Reference is made to the registration statement and to the exhibits relating thereto for further information with respect to us and the Debt Securities covered by this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We hereby incorporate by reference herein our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered hereby shall be deemed incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents that this prospectus incorporates). Written or oral requests should be directed to: Investor Relations, Engelhard Corporation, 101 Wood Avenue, Iselin NJ 08830, telephone number (732) 205-5000.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Debt Securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Engelhard Corporation at December 31, 2003 and for the two years then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Ernst & Young LLP, independent auditors, and for the year ended December 31, 2001, by Arthur Andersen LLP, independent auditors who have ceased operations, as set forth in their respective reports thereon incorporated herein by reference, and such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.



                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

             ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
  Registration Fee............................................     $12,765
Cost of Printing..............................................       50,000
Rating Agency Fees............................................      140,000
Independent Auditors' Service and Expenses....................       40,000
Legal Services and Expenses (including
  Blue Sky fees and expenses).................................       50,000
Trustees' Fees and Expenses...................................       10,000
Miscellaneous.................................................        5,000


                           Total..............................      $307,765


     Other than the Securities and Exchange Commission registration fee, all amounts set forth above are estimates.

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which the officer or director was found liable determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty or loyalty to the registrant or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or for an improper repurchase or redemption of the stock of the Corporation in violation of Section 174 of the Delaware General Corporation Law or (iv) transactions in which the director derives any improper personal benefit. The registrant's By-Laws provide for the indemnification of each officer and director of the company to the fullest extent permitted by the Delaware General Corporation Law.

ITEM 16.      EXHIBITS.

     Reference is made to the Exhibit Index filed as a part of this registration statement.


ITEM 17.      UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding any of the foregoing, any increase or decrease in the volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (a)(1)(i) and
     (a)(1)(ii) of this paragraph shall not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered herein which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Iselin, State of New Jersey, on the 31st day of March, 2004.


                                         ENGELHARD CORPORATION


                                         By:    /s/  Barry W. Perry
                                                --------------------------------
                                                Name:   Barry W. Perry
                                                Title:  Chairman and Chief
                                                        Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacities and on the dates indicated.


               SIGNATURE                                      TITLE                                 DATE
            /s/ Barry W. Perry            Chairman, Chief Executive Officer and           March 30, 2004
-----------------------------------       Director (Principal Executive Officer)
             Barry W. Perry

         /s/ Michael A. Sperduto          Vice President and Chief Financial Officer      March 30, 2004
-----------------------------------       (Principal Financial Officer)
          Michael A. Sperduto

          /s/ Alan J. Shaw                Controller (Principal Accounting Officer)       March 30, 2004
-----------------------------------
              Alan J. Shaw

                    *                     Director                                        March 30, 2004
-----------------------------------
           Marion A. Antonini

                    *                     Director                                        March 30, 2004
-----------------------------------
            David L. Burner

                    *                     Director                                        March 30, 2004
-----------------------------------
            James V. Napier

                    *                     Director                                        March 30, 2004
-----------------------------------
             Norma T. Pace

                    *                     Director                                        March 30, 2004
-----------------------------------
             Henry R. Slack

                    *                     Director                                        March 30, 2004
-----------------------------------
           Douglas G. Watson


*By:     /s/  Arthur A. Dornbusch, II
        ------------------------------
         Arthur A. Dornbusch, II
         Attorney-in-Fact

                                                                 II-2
                                                             EXHIBIT INDEX

        Exhibits

        1(a) Form of Underwriting Agreement (incorporated by reference to registration statement No. 333-04389 filed with the Securities and Exchange Commission on May 23, 1996).

        1(b) Form of Distribution Agreement (incorporated by reference to registration statement No. 33-58507 filed with the Securities and Exchange Commission on April 10, 1995).

        1(c) Form of Senior Indenture (including form of Senior Debt Security) (incorporated by reference to registration statement No. 333-04389 filed with the Securities and Exchange Commission on May 23, 1996).

        1(d) Form of Subordinated Indenture (including form of Subordinated Debt Security) (incorporated by reference to registration statement No. 333-04389 filed with the Securities and Exchange Commission on May 23, 1996).

        (3)(a) Certificate of Incorporation of the Company (incorporated by reference to Form 10, as amended on Form 8-K filed with the Securities and Exchange Commission on May 19,
                       1981).

        (3)(b) Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-K for the year ended December 31, 1987).

        (3)(c) Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-Q for the quarter ended March 31, 1993).

        (3)(d) Amendment to the Restated Certificate of Incorporation of the Company, filed with the State of Delaware, Office of the Secretary on May 2, 1996 (incorporated by reference to Form 10-Q filed with the Securities and Exchange Commission on May 14, 1996).

        (3)(e) By-laws of the Company as amended June 12, 1997 (incorporated by reference to Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997).

        (3)(f) Article II of the By-laws of the Company as amended December 17, 1998 (incorporated by reference to Form S-8 filed with the Securities and Exchange Commission on January 29, 1999).

        (3)(g) Certificate of Designation relating to Series A Junior Participating Preferred Stock, filed with the State of Delaware, Office of the Secretary of State on November 12, 1998 (incorporated by reference to Form 10-K filed with the Securities and Exchange Commission on March 19, 1999).

        (3)(h) Article II, Section 8 of the By-Laws of the Company as amended March 1, 2001 (incorporated by reference to Form 10-K filed with the Securities and Exchange Commission on March 30, 2001).

        (5)(a)*        Opinion of Cahill Gordon & Reindel LLP

        (12)*          Computation of the Ratio of Earnings to Fixed Charges.

        (23)(a)*       Consent of Ernst & Young LLP, Independent Auditors.

        (23)(b)* Consent of Cahill Gordon & Reindel LLP (included in exhibit 5(a)).

        (24)*          Powers of Attorney.

        (25)(a) Form T-1 Statement of Eligibility and Qualification of the Senior

                       Trustee under the Trust Indenture Act of 1939, as amended (incorporated by reference to registration statement No. 333-04389 filed with the Securities and Exchange Commission on May 23, 1996).

        (25)(b) Form T-1 Statement of Eligibility and Qualification of the Subordinated Trustee under the Trust Indenture Act of 1939, as amended (to be filed by amendment when the Subordinated Trustee is selected).

_______________________
*        Filed herewith.